EXHIBIT 99.3

PLIANT CORPORATION
EBITDA FROM CONTINUING OPERATIONS AND SEGMENT PROFIT RECONCILIATION
($ THOUSANDS)


                                                                 2003               2004                2005
                                                           --------------------------------------------------------

Net Loss from continuing operations                                (92,959)            (96,157)         (91,000)
Add backs:
Taxes Provision                                                       5,189               1,589            3,500
Interest Expense - Current and long term debt                        96,404             110,353          114,000
Interest  Expense - Dividends  and  accretion on Redeemable              --              35,325           40,000
Preferred Stock
Depreciation & Amortization                                          46,896              41,051           43,500
                                                           --------------------------------------------------------
      GAAP EBITDA FROM CONTINUING OPERATIONS                         55,530              92,161          110,000
UNUSUAL ONE TIME CHARGES:
Impairment of Fixed Assets                                            4,844                 359               --
Restructuring Charges and other costs                                12,607               2,108               --
Goodwill and Intangible Impairment                                   18,255                  --               --
                                                           --------------------------------------------------------
      SEGMENT PROFIT                                                 91,236              94,628          110,000
                                                           ========================================================
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